UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 29, 2006
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-26347 (Commission File No.)	410985135 (I.R.S. Employer Identification No.)
P.O. Box 297
1142 South Diamond Bar Boulevard
Diamond Bar, California 91765
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          On March 29, 2006, Sun New Media, Inc. (the “Company”) implemented changes in its management as a part of the Company’s ongoing efforts to rationalize and streamline its corporate structure in order to improve accountability, strengthen the chain of authority and clarify officer responsibilities. The changes are as follows:
          Mr. John ZongYang Li resigned as the Co-Chief Executive Officer of the Company. Mr. Li will remain on the Company’s Board of Directors. Mr. Ricky Gee Hing Ang will remain as the Chief Executive Officer of the Company.
          Cheng Hong stepped down as the Company’s President and Chief Operating Officer.
          Ms. Hwee Ling Ng, who previously served as the Company’s Co-Chief Financial Officer, was re-designated as the Company’s Senior Vice President of Finance. Mr. Frank Zhao will remain as the Chief Financial Officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 29, 2006

SUN NEW MEDIA INC.
By:	/s/ Frank Zhao
Frank Zhao, Chief Financial Officer